As filed with the Securities and Exchange Commission on April 3, 2023.

Registration No. 333- 268944

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IT TECH PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-4158835
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Science Park, Juli Road
Xushui District, Baoding City
Hebei Province, The People’s Republic of China 072550
011- (86) 312-8698215

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
2215-B Renaissance Dr.
Las Vegas, NV 89119
1-800-927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.

Giovanni Caruso, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated April 3, 2023

IT TECH PACKAGING, INC.

$100,000,000
Common Stock
Debt Securities
Warrants

Subscription Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, subscription rights or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NYSE AMERICAN under the symbol “ITP.” Each prospectus supplement will contain information, where applicable, as to our listing on The NYSE AMERICAN or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of March 31, 2023, the last reported sale price for our common stock was $0.38 per share. As of that date, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was approximately $3.51 million based on 10,065,920 shares of our outstanding shares of common stock, of which approximately 9,231,551 shares were held by non-affiliates. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risks. Please carefully consider the “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, the “Risk Factors” beginning on page 18 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities and consider the following:

IT Tech Packaging, Inc. (“ITP”) is a Nevada holding company with operations primarily conducted by our subsidiaries and through contractual arrangements with Hebei Baoding Dongfang Paper Milling Company Limited, a People’s Republic of China company (“Dongfang Paper”), the variable interest entity, or VIE, based in China. ITP operated its business in China through its wholly-owned PRC subsidiaries, namely Baoding Shengde Paper Co., Ltd., a People’s Republic of China company (“Baoding Shengde”) and QianrongQianhui Hebei Technology Co., Ltd., a People’s Republic of China company (“Qianrong”) (together with Baoding Shengde, the “PRC Subsidiaries”), and Dongfang Paper, which we refer to as the VIE in this prospectus, and rely on contractual arrangements (the “VIE Agreements”) that establish the VIE structure among Baoding Shengde, the VIE and VIE’s shareholders to operate our business in China.

ITP is a Nevada holding company with no operations of its own. Operations in China are primarily conducted through Dongfeng Paper, the consolidated VIE. Dongfang Paper is consolidated for accounting purposes but is not an entity in which you own equity.

Our common stock offered in this prospectus are shares of our Nevada holding company. As a holding company with no material operations of our own, we conduct our operations through the VIE established in the PRC. We do not have any equity ownership of the VIE; instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, and we consolidate the VIE for accounting purposes only because we met the conditions under the U.S. GAAP to consolidate the VIE. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the Chinese operating companies. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of its total annual net profits to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. As such, under the U.S. GAAP, ITP is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE.

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shende, the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the paper making industry, ITP is unable to own any equity interest in the consolidated VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. For a description of our corporate structure and the contractual arrangements, see pages from 4 to 7 of this prospectus. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

We have evaluated the guidance in FASB ASC 810 and determined that the Baoding Shengde is the primary beneficiary of the VIE that is party to the relevant VIE Agreements for accounting purposes, because, pursuant to the VIE Agreements, shareholders of the VIE lack the right to receive any expected residual returns from the VIE, shareholders of the VIE lack the ability to make decisions about the activities of the VIE that have a significant effect on their operation and substantially all of the VIE’s businesses are conducted on behalf of ITP or its subsidiaries. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and, ultimately, ITP. ITP has indirect ownership in 100% of the equity in Baoding Shengde. Accordingly, under U.S. GAAP, we treat the VIE as a consolidated affiliated entity and have consolidated its financial results in our financial statements. As used in this prospectus, “we,” “ITP,” “us,” “our company” and “our” refers to ITP and its subsidiaries, and, in the context of describing the operations and consolidated financial information, “we, the consolidated VIE and its subsidiary”.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that these regulatory actions or statements impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. But because these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on the consolidated VIE’s daily business operations or ITP’s ability to accept foreign investments and remain listed on the NYSE American.

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act (“HFCAA”), if the PCAOB is unable to adequately inspect audit documentation located in China, or investigate our auditor. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, WWC, P.C., Certified Public Accountants, is a U.S.-based accounting firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB in the future may determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. Our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

ITP is a holding company with no operations of its own. It conducts business operations in China primarily through its PRC subsidiary, Baoding Shengde, the consolidated VIE and its subsidiary. Although other means are available for ITP to obtain financing at the holding company level, ITP may receive and be dependent upon dividends and other distributions on equity paid by its PRC Subsidiaries and other subsidiaries for its cash and financing requirements, and Baoding Shengde’s income in turn depends on the service fees paid by the consolidated VIE and its subsidiary. In addition, ITP, its subsidiaries, the consolidated VIE and its subsidiary may also transfer cash to each other as part of the group cash management. If any of its subsidiaries, the consolidated VIE and its subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. As of the date of this prospectus, none of our PRC Subsidiaries and other subsidiaries has made any dividends or other distributions to ITP, and we have not declared or paid any dividends on our common stock other than the four quarterly cash dividends declared and paid to our U.S. investors in April 2012 and November 2013. For the year ended December 31, 2022, the cash flows between ITP, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. In the future, cash proceeds raised from overseas financing activities, including the offering of securities under this prospectus and any related prospectus supplement, may be transferred by ITP to its PRC Subsidiaries and other subsidiaries or the consolidated VIE and its subsidiary via capital contributions or loans, as the case may be. Amounts owed under the VIE Agreements may be returned by Baoding Shengde or the consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash. We do not have an established cash management policy that dictates how funds are transferred between us, our subsidiaries, the consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements. Beginning on page 10, please see the condensed consolidating schedules that disaggregates the operations and depicts the financial position, cash flows and results of operating for each of ITP, its subsidiaries, non-VIE subsidiaries, the VIE and its subsidiaries that are consolidated.

In addition, the Enterprise Income Tax Law and its implementation rules of the PRC provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Current PRC regulations permit the PRC Subsidiaries to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Each of the PRC Subsidiaries is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. For a more detailed discussion of the cash transfers as well as limitations on the transfer of cash please see “Distributions and Other Transfers of Cash through our Organization,” on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 3, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

As used in this prospectus, “we,” “ITP,” “us,” “our company” and “our” refers to ITP and its subsidiaries, and, in the context of describing the operations and consolidated financial information, “we, the consolidated VIE and its subsidiary”.

ii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC on March 24, 2023, or any updates in our Quarterly Reports on Form 10-Q. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China, Attn: Secretary of the Company.

IT Tech Packaging, Inc. (“ITP”) is a Nevada holding company with operations primarily conducted by our subsidiaries and through contractual arrangements with Hebei Baoding Dongfang Paper Milling Company Limited, a People’s Republic of China company (“Dongfang Paper”), the variable interest entity, or VIE, based in China. ITP operated its business in China through its wholly-owned PRC subsidiaries, namely Baoding Shengde Paper Co., Ltd., a People’s Republic of China company ( “Baoding Shengde”) and QianrongQianhui Hebei Technology Co., Ltd., a People’s Republic of China company (“Qianrong”) (together with Baoding Shengde, the “PRC Subsidiaries”), and Dongfang Paper, which we refer to as the VIE in this prospectus, and rely on contractual arrangements (the “VIE Agreements”) that establish the VIE structure among Baoding Shengde, the VIE and VIE’s shareholders to operate our business in China. ITP is a holding company with no operations of its own. It conducts business operations in China primarily through Dongfeng Paper and the VIE. Dongfang Paper is consolidated for accounting purposes but is not an entity in which you own equity.

Our common stock offered in this prospectus are shares of our Nevada holding company. As a holding company with no material operations of our own, we conduct our operations through the VIE established in the PRC. We do not have any equity ownership of the VIE, instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, and we consolidate the VIE for accounting purposes only because we met the conditions under the U.S. GAAP to consolidate the VIE. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the Chinese operating companies. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of its total annual net profits to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. As such, under the U.S. GAAP, ITP is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE.

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shende, the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the paper making industry, ITP is unable to own any equity interest in the consolidated VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

The diagram below illustrates our corporate structure and contractual arrangements with respect to each of our subsidiaries and consolidated VIE and the place of incorporation of each named entity as of December 31, 2022.

For a description of our corporate structure and contractual arrangements in more detail, see pages from 4 to 7 of this prospectus.

THE OFFERING

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	subscription rights; and/or

●	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

OUR COMPANY

General

We were incorporated in the State of Nevada in 2005. We, through VIE arrangements among Baoding Shengde, the consolidated VIE and VIE’s shareholders, engage in production and distribution of various categories of paper products consisting of corrugating medium paper, offset printing paper and tissue paper products and medical face masks. Our principal executive offices are located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www. itpackaging.cn.

We are a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Our Corporate Structure and Contractual Arrangements

The diagram below illustrates our corporate structure and contractual arrangements with respect to each of our subsidiaries and consolidated VIE and the place of incorporation of each named entity as of December 31, 2022.

Investors in an offering of our securities under this prospectus will purchase their equity interests directly in ITP, the Nevada entity. As a result, you are not directly investing in and may never hold equity interests in any of the consolidated VIE and its subsidiary in China. Our subsidiaries and the VIE in which our operations are conducted include:

●	Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) is a PRC entity that is 100% indirectly owned by ITP. Baoding Shengde has entered into VIE agreements with the VIE identified below.

●	Each of the following, which are PRC companies that are consolidated with ITP:

1.	Hebei Baoding Dongfang Paper Milling Co., Ltd. (“Dongfang Paper”) is a PRC entity that entered into VIE Agreements with Baoding Shengde;Dongfang Paper is the VIE.

2.	Hebei Tengsheng Paper Co., Ltd. (“Tengsheng”) is a PRC entity that is 100% owned by Dongfang Paper.

●	QianrongQian Hui Hebei Technology Co., Ltd. (“Qianrong”) is a PRC entity, incorporated on July 15, 2021, that is 100% indirectly owned by ITP.

●	Shengde Holdings Inc., a Nevada company and our wholly-owned U.S. subsidiary, and Dongfang Zhiye Holding Limited, a British Virgin Islands company, are subsidiaries outside of China. Dongfang Zhiye Holding Limited has been inactive since 2010.

VIE Contractual Arrangements

As a result of the prohibitions on direct investments by foreign enterprises in certain aspects of paper making industry in China, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shengde , the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the certain aspects of paper making industry in China, ITP is unable to own any equity interest in the consolidated VIE. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of Dongfang Paper’s total annual net profits to WFOE, while WFOE has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. For a description of our corporate structure and the contractual arrangements, see pages from 4 to 7 of this prospectus. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

The VIE Agreements that are in place consist of:

(i)	Exclusive Technical Service and Business Consulting Agreement

The exclusive technical service and business consulting agreement, entered into by and between Baoding Shengde and Dongfang Paper, provides that Baoding Shengde shall provide exclusive technical, business and management consulting services to Dongfang Paper, in exchange for service fees including a fee equivalent to 80% of Dongfang Paper’s total annual net profits. The agreement is terminable upon mutual written agreement.

(ii)	Call Option Agreement

The call option agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the shareholders of Dongfang Paper irrevocably grant to Baoding Shengde an option to purchase all or part of each shareholder’s equity interest in Dongfang Paper. The exercise price for the options shall be 1RMB yuan for each of the shareholders’ equity interests, or if at any time there are PRC laws regulating the minimum exercise price of such options, then to the extent permitted under PRC Law. The call option agreement contains covenants from Dongfang Paper and its shareholders that they will refrain from taking certain actions without Baoding Shengde’s consent that would materially affect Dongfang Paper’s operations and asset value, including (i) supplementing or amending its articles of association or bylaws, (ii) changing Dongfang Paper’s registered capital or shareholding structure, (iii) selling, transferring, mortgaging or disposing of any interests in Dongfang Paper’s assets or income, or encumbering Dongfang Paper’s assets or income in a way that would approve a security interest on such assets, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract or urging Dongfang Paper management to dispose of any Dongfang Paper assets, unless it is within the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) appointing or removing any management personnel or directors that can be changed upon Dongfang Paper shareholder approval; (viii) declaring or distributing any dividends to the stockholders. The agreement remains effective until Baoding Shengde or its designees have acquired 100% of the equity interests of Dongfang Paper underlying the options.

(iii)	Share Pledge Agreement

The share pledge agreement entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders will pledge all of their equity interests in Dongfang Paper to Baoding Shengde as security for their obligations under the other management agreements described in this section. Specifically, Baoding Shengde is entitled to dispose of the pledged equity interests in the event that the Dongfang Paper shareholders or Dongfang Paper fails to pay the service fees to Baoding Shengde pursuant to the exclusive technical service and business consulting agreement or fails to perform their other obligations under the other management agreement. The agreement contains covenants from Dongfang Paper’s shareholders that they will refrain from taking certain actions without Baoding Shengde’s prior written consent, such as transferring or assigning their equity interests, or creating or permitting the creation of any pledges which may have an adverse effect on the rights or benefits of Baoding Shengde under the agreement. The Dongfang Paper shareholders also promise to comply with the laws and regulations relevant to the pledges under the agreement and to facilitate in good faith the protection of the ability of Baoding Shengde to exercise its rights under the agreement. The terms of the share pledge agreement remains in effect until all the obligations under the other management agreements have been fulfilled, whether or not the terms of the other management agreements have expired.

(iv)	Proxy Agreement

The proxy agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders shall irrevocably entrust a designee of Baoding Shengde with such shareholder’s voting rights and the right to represent such shareholder to exercise his or her rights at any shareholder’s meeting of Dongfang Paper or with respect to any shareholder action to be taken in accordance with the laws and Dongfang Paper’s Articles of Association. The terms of the agreement are binding on the parties for as long as the Dongfang Paper shareholders continue to hold any equity interest in Dongfang Paper. An Dongfang Paper shareholder will cease to be a party to the agreement once it transfers its equity interests with the prior approval of Baoding Shengde.

ITP has relied, and expects to continue to rely on the VIE Agreements with the consolidated VIE and its subsidiary to operate its business in China. The VIE Agreements may not be as effective in providing operational control as direct equity ownership, or other direct investment in, the VIE. If ITP had direct ownership of the VIE and its subsidiaries, ITP would be able to exercise rights as a shareholder to effect changes in the board of directors of the VIE and its subsidiaries, which could affect changes, subject to any applicable fiduciary duties, at the management level. As a legal matter, if the consolidated VIE or any of its shareholders fails to perform its or his or her respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce such arrangements. We may also rely on legal remedies under PRC, including seeking specific performance or injunctive relief, and claiming damages, but these remedies may not be effective. For example, if the shareholders of the consolidated VIE were to refuse to transfer their equity interest in such VIE to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, we may not be able to renew these contracts with the consolidated VIE and/or its shareholders. If the consolidated VIE or its shareholders fail to perform the obligations secured by the pledges under the share pledge agreements, one of the remedies for default is to require the pledgors to sell the equity interests of VIE in an auction or sale of the shares and remit the proceeds to Baoding Shengde, net of all related taxes and expenses. Such an auction or sale of the shares may not result in our receipt of the full value of the equity interests or the business of the consolidated VIE. In addition, these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC may not be as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system and jurisdictional limits could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to be the primary beneficiary of the consolidated VIE for consolidation purpose under U.S. GAAP, and our ability to consolidate the VIE would be materially adversely affected, which would have a material adverse effect on our financial condition and results of operations.

If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Based on our understanding of the current PRC laws, we believe that (i) the ownership structure of the consolidated VIE and its subsidiary will not result in any violation of PRC laws currently in effect; and (ii) the VIE Agreements are valid, binding and enforceable, and will not result in any violation of PRC laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC laws, and there can be no assurance that the PRC government will ultimately take the view that is consistent with our belief above. Although we believe that our corporate structure and VIE Agreements comply with the current applicable PRC laws and regulations, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, or other authorities that regulate paper products manufacturers and distributors and other participants in the industry, would agree that our corporate structure or any of the above VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. As of the date of this prospectus, the VIE Agreements have not been reviewed in a court of law.

Permissions Required from the PRC Authorities for Our Operations and Listing

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our business in China primarily through a series of VIE Agreements among Baoding Shengde, the consolidated VIE and the VIE’s shareholders. Based on our understanding of the current PRC laws, as of the date of this prospectus, we believe that none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary is required to obtain any permissions or approvals from any PRC regulatory authorities, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), regarding the VIE arrangements between Baoding Shengde, the VIE and the shareholders of VIE, listing in the U.S. and issuing our securities to foreign investors. To date, we, Baoding Shengde and the consolidated VIE have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements among Baoding Shengde, the VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors. If our ownership structure and contractual arrangements are later found to be in violation of any existing or future PRC laws or regulations, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures. For more detailed information, see “Risk Factors—All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and their subsidiaries do not comply with applicable PRC laws and regulations, we, the consolidated VIE and their subsidiaries could be subject to severe penalties and our securities may decline in value or become worthless.” If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde and the consolidated VIE may need to adjust the ownership structure, contractual arrangements and business operations, which may materially and adversely affect the business and results of operation.

Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, we, our PRC Subsidiaries and the consolidated VIE and its subsidiary, as PRC domestic entities, hold the requisite licenses and certificates to conduct our business in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business in the future. If the consolidated VIE and its subsidiary fail to receive or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures. For more detailed information, see “Risk Factors—All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and their subsidiaries could be subject to severe penalties and our securities may decline in value or become worthless.” If the applicable laws, regulations, or interpretations change, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business and services in the future and may not be able to maintain the growth rate, and their business may be materially and adversely affected as a result. If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde, the consolidated VIE may need to adjust the business operations, which may materially and adversely affect the business and results of operation.

According to the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which was released by CSRC on February 17, 2023 and became effect on March 31, 2023, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination.

The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295).

The Security Assessment Measures for Outbound Data Transfers which was released on May 19, 2022 at the 10th executive meeting of the Cybersecurity Administration of China in 2022, and has been implemented on September 1, 2022, stipulates that a data processor shall declare security assessment for its outbound data transfer to the Cyberspace Administration of China ("CAC") at the provincial level: (i) where a data processor provides critical data abroad;(ii) where a critical information infrastructure operator (“CIIO”) or a data processor processing the personal information of more than one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC for which declaration for security assessment for outbound data transfers is required.

Based on our understanding of the current PRC laws, as of the date of this prospectus, we, as a listed company, believe that we, our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures, obtain approvals or go through cybersecurity review from the CSRC and/or the CAC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, as of the date of this prospectus, none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary have received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings; none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary have received any notice from any authorities identifying us as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC; nor have been required to obtain any approvals or permits from CAC.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission of information or criminal offense. We have taken measures to adopt management systems for the compliance with the Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

If we issue the securities to be listed overseas on the same overseas markets, we shall file with the CSRC within three working days of the completion of issuance in the future. Any failure of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary to fully comply with new regulatory requirements for any future offshore offering or listing may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. For more detailed information, see “Risk Factors—The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”  and “Risk Factors—Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our the business of us, the consolidated VIE and its subsidiary and investing in our securities.”

VIE Financial Information

We conduct substantially all of our business in China through Dongfang Paper, or the consolidated VIE, due to PRC legal restrictions of foreign ownership in certain aspects of paper making industry. Substantially all of ITP’s revenues, costs and net income in China are directly or indirectly generated through Dongfang Paper, or the consolidated VIE.

Total assets and liabilities presented on ITP’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the VIE As of December 31, 2022, our variable interest entity accounted for an aggregate of 88.54% and 72.59% of our total assets and total liabilities. As of December 31, 2021, our variable interest entity accounted for an aggregate of 84.13% and 69.51% of our total assets and total liabilities. As of December 31, 2022 and 2021, $7,612,294 and $2,058,841 of cash and cash equivalents were denominated in RMB, respectively.

ITP and its directly wholly-owned subsidiary, Shengde Holding Inc., do not have any substantial assets or liabilities or result of operations.

Please see below the condensed consolidating schedules that disaggregates the operations and depicts the financial position, cash flows and results of operating for each of ITP, Baoding Sheng, the VIE and its subsidiaries that are consolidated from page 10 of this prospectus. Please also see discussion on page 6 under the title of “Consolidation” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus.

Segment Reporting

Since March 10, 2010, Baoding Shengde started its operations and thereafter the Company manages its operations through two business operating segments: Dongfang Paper, which produces offset printing paper and corrugating medium paper, and Baoding Shengde, which produces digital photo paper. They are managed separately because each business requires different technology and marketing strategies.

The Company evaluates performance of its operating segments based on net income. Administrative functions such as finance, treasury, and information systems are centralized. However, where applicable, portions of the administrative function expenses are allocated between the operating segments based on gross revenue generated. The operating segments do share facilities in Xushui County, Baoding City, Hebei Province, China. All sales were sold to customers located in the PRC.

Summarized financial information for the reportable segments is as follows:

	Year Ended
	December 31, 2022
	Dongfang	Tengsheng	Baoding	Not Attributable	Elimination of	Enterprise-wide,
	Paper	Paper	Shengde	to Segments	Inter-segment	consolidated

Revenues	$98,725,408	1,369,206	257,820	-	-	100,352,434
Gross profit	7,629,761	(2,942,893)	67,328	-	-	4,754,196
Depreciation and amortization	4,782,157	8,349,374	1,656,505	-	-	14,788,036
Interest income	12,820	1,209	8,684	1,551	-	24,264
Interest expense	653,525	54,180	320,246	-	-	1,027,951
Income tax expense (benefit)	3,054,208	7,062,139	1,579,930	15,062	-	11,711,339
Net income (loss)	780,465	(17,162,887)	(1,100,286)	880,406	30,994	(16,571,308)

	Year Ended
	December 31, 2021
	Dongfang Paper	Tengsheng Paper	Baoding Shengde	Not Attributable to Segments	Elimination of Inter-segment	Enterprise-wide, consolidated

Revenues	$151,574,318	8,765,380	5,878,568	-	-	160,881,720
Gross profit	12,138,849	(1,255,190)	133,900	-	-	11,017,559
Depreciation and amortization	5,213,598	8,408,713	1,736,141	-	-	15,358,452
Interest income	24,732	1,703	12,331	-	-	38,766
Interest expense	717,265	71,798	335,639	-	-	1,124,702
Income tax expense (benefit)	2,348,694	3,197,629	(14,086)	-	-	5,546,954
Net income (loss)	6,744,417	(10,620,350)	(322,525)	-	-	905,535

	As of December 31, 2022
	Dongfang	Tengsheng	Baoding	Not Attributable	Elimination of	Enterprise-wide,
	Paper	Paper	Shengde	to Segments	Inter-segment	consolidated

Total assets	$63,365,986	117,645,828	17,945,969	5,489,450	-	204,447,233

	As of December 31, 2021
	Dongfang	Tengsheng	Baoding	Not Attributable	Elimination of	Enterprise-wide,
	Paper	Paper	Shengde	to Segments	Inter-segment	consolidated

Total assets	$109,369,166	93,841,874	29,181,392	9,142,770	-	241,535,202

Distributions and Other Transfers of Cash through our Organization

We are a holding company, although other means are available for us to obtain financing at the holding company level, we may receive dividends and other distributions on equity paid by our subsidiary established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE and its subsidiary. ITP, its subsidiaries, the consolidated VIE and its subsidiary may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and its subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries in China to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

In addition, under the Enterprise Income Tax Law of the PRC, which became effective on January 1, 2008 and its implementation rules, dividends paid to us by our PRC Subsidiaries are subject to withholding tax. The withholding tax on dividends may be exempted or reduced by the PRC State Council. Currently, the withholding tax rate is 10% unless reduced or exempted by treaty between the PRC and the tax residence of the holder of the PRC Subsidiaries.

Furthermore, if our PRC Subsidiaries, consolidated VIE and its subsidiary in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the VIE Agreements we currently have in place in a manner that would restrict our subsidiaries’ ability to pay dividends and make other distributions to us.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this prospectus, none of our PRC Subsidiaries and other subsidiaries has made any dividends or other distributions to ITP, and we have not declared or paid any dividends on our common stock other the four quarterly cash dividends declared and paid by ITP to its U.S. investors in April 2012 and November 2013. In the near future, we do not expect to receive dividends from our PRC Subsidiaries because the accumulated profits of these PRC Subsidiaries are expected to be used for their own business or expansions. If we are unable to extract the earnings and profits of the consolidated VIE and its subsidiaries, it could have a material adverse effect on our liquidity and financial condition.

For the year ended December 31, 2022, the cash flows between IT Tech Packaging, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. Please see the condensed consolidating schedules appearing above and our consolidated financial statements contained in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus. We do not have an established cash management policy that dictates how funds are transferred between us, our subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

In the future, cash proceeds raised from overseas financing activities, including the offering of securities by this prospectus and any related prospectus supplement, may be transferred by ITP to our subsidiaries or the consolidated VIE and its subsidiary via capital contribution or loans. Those amounts owed under the VIE agreements may be returned by our subsidiaries or consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE and its subsidiary by the PRC government to transfer cash.

The Holding Foreign Companies Accountable Act (“HFCAA”)

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act (“HFCAA”), if the PCAOB is unable to adequately inspect audit documentation located in China, or investigate our auditor. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, WWC, P.C., Certified Public Accountants, is a U.S.-based accounting firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB in the future may determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. Our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

Our Products

Corrugating medium paper

Corrugating medium paper, or CMP is used in the manufacturing of cardboard. Since the launch of our Paper Machine (“PM6”) production line in December 2011, corrugating medium paper has become a major product of the Company. For the year ended December 31, 2022, corrugating medium paper comprised approximately 99.42% of our total paper production quantities and roughly 98.38% of our total revenue. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugating Cardboard or “OCC,” as it is commonly referred to in the United States) and certain supplementary agents. In January 2013, we suspended the operation of our PM1 production line for renovation, which was then used to produce corrugating medium paper. In May 2014, we launched the commercial production of a renovated PM1 production line. The renovated PM1 production line produces light-weight corrugating medium paper with a specification of 40 to 80 grams per square meter (“g/s/m”). PM1’s light-weight corrugating medium paper products have a wide range of commercial applications. For example, such products can be used as a construction material for wall and floor insulation or to manufacture moisture-proof packaging materials for the transportation of books and magazines by the publishing industry. It can also be used as corrugating medium to make corrugating cardboard for packaging that requires light-weight boxes. The manufacturing process of light-weight corrugating medium paper is similar to that of the regular corrugating medium paper and also uses recycled paper board as a major source of raw material. We now have two corrugating medium paper production lines, PM6 and PM1. We refer to products produced from the PM6 production line as Regular CMP and products produced from the PM1 production line as Light-Weight CMP.

Offset printing paper

Offset printing paper is used for offset printing in the publishing industry. Revenue from offset printing paper was $nil for the year ended December 31, 2022. Raw materials used in making offset printing paper include recycled white scrap paper, fluorescent whitening agent and sizing agent. We currently have two production lines, PM2 and PM3, for the production of offset printing paper.

Tissue paper products

We began the commercial production of tissue paper products in Wei County Industry Park in June 2015. We process base tissue paper purchased from long-term cooperative third party and produce finished tissue paper products, including toilet paper, boxed and soft-packed tissues, handkerchief tissues and paper napkins, as well as bathroom and kitchen paper towels that are marketed and sold under the Dongfang Paper brand. In December 2018 and November 2019, we completed the construction, installation and test of operation of PM8 and PM9, respectively, and commercially launched tissue paper production of PM8 and PM9 at such time. On May 5, 2020, the Company announced it planned the commercial launch of a new tissue paper production line PM10 and the Company signed an agreement to purchase paper machine with a paper machine supplier. The Company expected the new tissue paper production line to be launched after the completion of trial run. However, the machine supplier was delayed because of the pandemic. We have been following up with the provider but do not yet have an indication of when we will receive the machine. Tissue paper products comprised approximately 0.58% of our total paper production quantities and approximately 1.36% of our total sales revenue for the year ended December 31, 2022.

Face Masks

On April 29, 2020, we launched a production line of non-medical single-use face masks, following the completion of raw materials preparation, trial run of the equipment and the sample products inspection. In May 2021, the Company obtained the license for its new single-use surgical masks from local food and drug administration in Hebei province, and began commercial production in November 2021. Revenue generated from selling face masks were $257,820 for the year ended December 31, 2022. We sold 5,625 thousand pieces of face masks in 2022.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Raw Materials and Principal Suppliers

The supplies used in our production processes are comprised mainly of recycled paper board and unprinted recycled white scrap paper, both of which are ready-to-use items and available from multiple domestic and foreign sources. We currently purchase all of our recycled paper supplies from some domestic recycling stations and do not rely on imported recycled paper. We also purchase coal, natural gas and chemical agents from nearby suppliers. Ongoing inflationary pressures and higher demand for recycled paper could lead to an increase in our costs of raw materials and production, which we may or may not be able to pass to our customers. We sign annual raw materials supplier contracts with our suppliers. Although we have contracts with our suppliers, these contracts do not lock-in the purchase price of our raw materials or provide hedge against the fluctuation in the market price of these raw materials.

Competition

Our main competitors are: Chenming Paper Group Limited (“Chenming”), Huatai Group Limited, Nine Dragons Paper (Holdings) Limited (“ND Paper”) and Sun Paper Group Limited. A number of our competitors are public entities with larger capacities, broader customer bases and greater financial resources than those available to us. With the exceptions of Chenming and ND Paper, which may compete directly with us in the offset printing paper market and the corrugating medium paper market, respectively, in the Beijing/Tianjin/greater Hebei regions, we believe that we face only indirect competition from the aforesaid companies, either because we have a different product assortment from these companies, or because, to the extent they do offer products similar to ours, the transportation costs and storage costs make it difficult for these companies to compete effectively with us on pricing.

Recent Developments

March 2021 Public Offering

On March 1, 2021, the Company offered and sold to the public investors an aggregate of 29,277,866 shares of common stock and 14,638,933 warrants to purchase up to 14,638,933 shares of common stock in a firm commitment underwritten public offering for gross proceeds of approximately $21.9 million. The purchase price for each share of common stock and accompanying warrant sold in the offering was $0.75. The warrants are exercisable commencing on March 1, 2021 at an exercise price of $0.75 and will expire on March 1, 2026. In the event of a stock split, stock dividend, combination, subsequent right offering or reclassification of the outstanding shares of Common Stock, the exercise price and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted. The Company intends to use the net proceeds from the offering for general corporate and working capital purposes.

January 2021 Public Offering

On January 20, 2021, the Company offered and sold to certain institutional investors an aggregate of 26,181,818 shares of common stock and 26,181,818 warrants to purchase up to 26,181,818 shares of common stock in a best-efforts public offering for gross proceeds of approximately $14.4 million. The purchase price for each share of common stock and the corresponding warrant sold in the offering was $0.55. The warrants are exercisable commencing on January 20, 2021 at an exercise price of $0.55 and will expire on January 20, 2026. In the event of a stock split, stock dividend, combination, subsequent right offering or reclassification of the outstanding shares of Common Stock, the exercise price and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted. The Company intends to use the net proceeds from the offering for general corporate and working capital purposes.

Cogenerating Project

In November 2020, we completed inviting bids for the 75 tonne per hour biomass boiler procurement for our biomass cogeneration project. Multiple well-known enterprises in the biomass industry participated in tendering opening bids. In February 2021, we completed evaluation on the bidding proposals and announced that Tai Shan Group Co., Ltd., a top manufacturer in the biomass industry in China, has won the bid. Installation of the boilers is expected to commence in the near future. We expect to participate in the bidding process for urban central heating projects.

Tissue Paper Production Line

In July 2021, The Company announced that the Company’s tissue paper research and development center has received a Level B scale-above Certification as an industrial R&D enterprise institution in Hebei province after on-site inspection by regulators. The Company has also been granted twelve new utility patent certificates on paper manufacturing related equipment issued by the State Intellectual Property Office, including equipment testing, screening and filtering, and mixing.

Employees

As of December 31, 2022, we have approximately 380 full time employees. The Company provides private insurance coverage for any workplace accident or injury for all the operators of paper milling machinery in the workshops. These employees are organized into a labor union under the labor laws of the PRC and have collective bargain power against us. We generally maintain good relations with our employees and the labor union.

Summary of Risks

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our consolidated business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to the events or circumstances listed below which are discussed in more detail under headings corresponding to such matters in the locations indicated:

●	All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and its subsidiary could be subject to severe penalties and our securities may decline in value or become worthless (see discussion on page 18 of this prospectus).

●	We rely on the VIE Agreements with the consolidated VIE and its shareholders for our China operations, which may not be as effective in providing operational control as would direct ownership (see discussion on page 19 of this prospectus).

●	Dongfang Paper shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition (see discussion on page 20 of this prospectus).

●	If the PRC government deems that the contractual arrangements in relation to our consolidated VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see discussion on page 20 of this prospectus).

●	Uncertainties with respect to the PRC legal system could harm us (see discussion on pages 21-23 of this prospectus).

●	The PRC government exerts substantial influence over the manner in which we, the consolidated VIE and its subsidiary conduct business activities. The PRC government may also intervene or influence the operations of us, the consolidated VIE and its subsidiary at any time, which could result in a material change in the operations and our securities could decline in value or become worthless (see discussion on pages 23 of this prospectus).

●	The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see discussion on pages 23-24 of this prospectus).

●	Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the business of us, the consolidated VIE and its subsidiary and investing in our securities (see discussion on pages 25 of this prospectus).

●	Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the COVID-19 outbreak (see discussion on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus).

●	It may be difficult for overseas regulators to conduct investigation or collect evidence within China (see discussion on page 37 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus).

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States (see discussion on page 25 of this prospectus).

●	Our common stock may be delisted from the NYSE American under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.(see discussion on pages 26-27 of this prospectus).

●	Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us or any other affiliated company (see discussion on pages 27-28 of this prospectus).

●	Restrictions on currency exchange may limit our ability to receive and use the revenues of the consolidated VIE and its subsidiary effectively (see discussion on page 28 of this prospectus).

RISK FACTORS

Investing in our securities involves risk. An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, or any updates in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities~~.~~, as well as the following matters:

All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and its subsidiary could be subject to severe penalties and our securities may decline in value or become worthless.

The Chinese government regulates all aspects of the VIE and its subsidiaries’ business and operations, including foreign investments in the paper making industry. The laws and regulations applicable to the paper sector are subject to frequent change, and new laws and regulations may be adopted, some of which may have a negative effect on the VIE and their subsidiaries’ business, either retroactively or prospectively.

Based on our understanding of the current PRC laws, as of the date of this prospectus, we believe that none of us, the consolidated VIE and its subsidiary is required to obtain any permissions or approvals from any PRC regulatory authorities, including the CAC or CSRC, regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. and issuing our securities to foreign investors. To date, we, the consolidated VIE and its subsidiary have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors. If our ownership structure and contractual arrangements are later found to be in violation of any existing or future PRC laws or regulations or we fail to obtain any of the required permits or approvals, the relevant PRC regulatory authorities, which regulate foreign investment in China, would have broad discretion in dealing with such violations, including:

●	Revoking the business and operating licenses of Baoding Shengde, consolidated VIE and its subsidiary;

●	Discontinuing or restricting the operations of any related-party transactions among Baoding Shengde, consolidated VIE and its subsidiary;

●	Imposing fines or other requirements with which we or Baoding Shengde, consolidated VIE and its subsidiary may not be able to comply;

●	Revoking the preferential tax treatment that may be enjoyed by Baoding Shengde, the consolidated VIE and its subsidiary;

●	Requiring us or Baoding Shengde, the consolidated VIE and its subsidiary to restructure the relevant ownership structure or operations; or

●	Restricting or prohibiting the use of any proceeds from our additional public offering to finance our business and operations in China.

If the applicable laws, regulations, or interpretations change, we, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business and services in the future and may not be able to maintain the growth rate and business may be materially and adversely affected as a result. If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde and the consolidated VIE may need to adjust the business operations, which may materially and adversely affect the business and results of operation.

Similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including in the United States. However, we cannot assure you that penalties will not be imposed on any other companies or us in the future. If any of the above penalties is imposed on us, the consolidated VIE’s business operations and expansion, consolidated financial condition and results of operations will be materially and adversely affected. Our common stock and the securities we are registering through this prospectus may decline in value or become worthless if any determinations, changes, or interpretations from Chinese government result in our inability to assert contractual control over the assets of Baoding Shengde or the VIE that conduct all or substantially all of operations in China.

We rely on contractual arrangements with the consolidated VIE and its shareholders for our China operations, which may not be as effective in providing operational control as would direct ownership.

On March 15, 2019, the new Foreign Investment Law of PRC (the “Foreign Investment Law”) was passed by the Second Session of the thirteenth National People’s Congress and came into force on January 1, 2020. The Foreign Investment Law does not mention concepts including “de facto control”, “controlling through contractual arrangements” or “variable interest entity”, nor does it specify the regulation on controlling through contractual arrangements or variable interest entity. Furthermore, the Foreign Investment Law does not specifically stipulate rules on the paper industry. Therefore, we believe that the Foreign Investment Law will not have any material adverse effect on the VIE structure and the business operations of the consolidated VIE and its subsidiary.

We have relied and expect to continue to rely on the VIE Agreements with the consolidated VIE and its shareholders to operate our business. The VIE Agreements may not be as effective in providing us with control over the consolidated VIE and its subsidiary as direct ownership. If we had direct ownership of the consolidated VIE and its subsidiary, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the consolidated VIE and its subsidiary, which could affect changes, subject to any applicable fiduciary duties, at the management level. As a legal matter, if the consolidated VIE or any of its shareholders fails to perform its or his or her respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce such arrangements. We may also rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, but these remedies may not be effective. For example, if the shareholders of any of the consolidated VIE were to refuse to transfer their equity interest in such VIE to us or our designee when we exercise the call option pursuant to the VIE Agreements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, we may not be able to renew these contracts with the consolidated VIE and/or its shareholders. If the consolidated VIE or its shareholders fail to perform the obligations secured by the pledges under the share pledge agreements, one of the remedies for default is to require the pledgors to sell the equity interests of VIE in an auction or sale of the shares and remit the proceeds to the PRC Subsidiary, net of all related taxes and expenses. Such an auction or sale of the shares may not result in our receipt of the full value of the equity interests or the business of VIE.

In addition, the VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC may not be as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements. In the event we are unable to enforce the VIE Agreements, we may not be able to be the primary beneficiary of the consolidated VIE, and our ability to consolidate the VIE would be materially adversely affected. To date, we have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE.

Dongfang Paper shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Dongfang Paper are held by one shareholder. The shareholder’s interests may differ from the interests of our Company as a whole. The shareholder may breach, or cause Dongfang Paper to breach, or refuse to renew the existing VIE Agreements, which would have a material adverse effect on our ability to effectively control Dongfang Paper and receive economic benefits from them through the VIE Agreements. Pursuant to the VIE Agreements, the VIE shall pay service fees equal to 80% of its annual net profit to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE, which can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and, ultimately, the Company. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

The Dongfang Paper shareholder may be able to cause the VIE Agreements to be performed in a manner adverse to us by, among other things, failing to remit payments due under the VIE Agreements to us on a timely basis. We cannot assure you that when conflicts of interest arise, the Dongfang Paper shareholder will act in the best interests of our Company or such conflicts will be resolved in our favor.

If the PRC government deems that the contractual arrangements in relation to our consolidated VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we, the VIE and its subsidiaries could be subject to severe penalties or be forced to relinquish interests in those operations.

Because ITP is a company incorporated in the Nevada, it is classified as a foreign enterprise under PRC laws and regulations, and Baoding Shengde is a foreign-invested enterprise (“FIE”). Baoding Shengde has entered into a series of contractual arrangements with the consolidated VIE and its shareholders, which enable us to (i) have significant impact on the business operations of the consolidated VIE, (ii) receive substantially all of the economic benefits of the consolidated VIE, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the consolidated VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we are the primary beneficiary of the consolidated VIE and hence consolidate their financial results as our consolidated VIE under U.S. GAAP.

Based on our understanding of the current PRC laws, we believe that (i) the ownership structure of the consolidated VIE and its subsidiary will not result in any violation of PRC laws currently in effect; and (ii) the VIE Agreements are valid, binding and enforceable, and will not result in any violation of PRC laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take the view that is consistent with our belief above. Although we believe that our corporate structure and VIE Agreements comply with the current applicable PRC laws and regulations, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, or other authorities that regulate the industry, would agree that our corporate structure or any of the above VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. As of the date of this prospectus, the VIE Agreements have not been reviewed in a court of law.

If our corporate structure and contractual arrangements are deemed by PRC regulators that have competent authority, to be illegal, either in whole or in part, we may not be able to be the primary beneficiary of the VIE and to consolidate the consolidated VIE for accounting purpose and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of Baoding Shengde, consolidated VIE and its subsidiary;

●	levying fines on Baoding Shengde, the consolidated VIE and its subsidiary;

●	confiscating any of income of Baoding Shengde, the consolidated VIE and its subsidiary that they deem to be obtained through illegal operations;

●	shutting down services of Baoding Shengde, the consolidated VIE and its subsidiary;

●	discontinuing or restricting operations of Baoding Shengde, the consolidated VIE and its subsidiary;

●	imposing conditions or requirements with which Baoding Shengde, the consolidated VIE and its subsidiary may not be able to comply;

●	requiring Baoding Shengde, the consolidated VIE and its subsidiary to change our corporate structure and contractual arrangements;

●	restricting or prohibiting Baoding Shengde, the consolidated VIE and its subsidiary’ use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to business of Baoding Shengde, the consolidated VIE and its subsidiary.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect the business of the consolidated VIE and its subsidiary, consolidated financial condition and results of operations. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to impact the activities of the consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements.

To date, we have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors.

Uncertainties with respect to the PRC legal system could harm us.

Operations of the VIE and its subsidiaries in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value. Baoding Shengde, our wholly-owned subsidiary in China, is generally subject to PRC laws and regulations, in particular, laws applicable to foreign invested enterprises.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we, the VIE and its subsidiaries may not be aware of any violation of these policies and rules until sometime after the violation. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended, and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above, however, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and remains unclear on how it will be interpreted, amended, and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

On February 17, 2023, the CSRC released the Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination.

The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); (2) advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295).

As a listed company, we believe that we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate business of the consolidated VIE and its subsidiary as of the date of this prospectus. In addition, to date, none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary has received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings. Furthermore, based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for ITP’s listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “– The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless”

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission or criminal offense. We have taken measures to adopt management systems for the compliance with Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect the operations of the VIE and its subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our securities or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we, the consolidated VIE and its subsidiary conduct business activities. The PRC government may also intervene or influence the operations of us, the consolidated VIE and its subsidiary at any time, which could result in a material change in the operations and our securities could decline in value or become worthless.

We and the consolidated VIE are currently not required to obtain approval from Chinese authorities for listing on U.S. exchanges, nor the execution of a series of VIE Agreements, however, if the consolidated VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities for listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of our common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of the consolidated VIE and its subsidiary to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property, and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the consolidated VIE and its subsidiary to ensure their compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require the consolidated VIE to divest themselves of any interest they then hold in their operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, the business segments may be subject to various government and regulatory interference in the regions in which the VIE and its subsidiaries operate. The consolidated VIE and its subsidiary could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The consolidated VIE and its subsidiary may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we and the consolidated VIE will be required to obtain permission from the PRC government for listing on U.S. exchanges, or enter into VIE Agreements in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we and the consolidated VIE are currently not required to obtain permission from any of the PRC central or local government and has not received any denial for listing on the U.S. exchange or enter into VIE Agreements, the consolidated VIE and its subsidiary’ operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to their business or industry. Recent statements by the Chinese government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination. The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC,, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an indirect overseas offerings and listings by a domestic company: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offerings or listings in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted; if the issuer submits the application documents for offerings or listings in secret or non-public ways overseas, it may submit an explanation at the time of filing, and the application shall be postponed until the application documents are reported to the CSRC within three business days after the application documents are disclosed overseas.

The Trial Measures may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. We believe that we, our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, to date, none of us, our PRC Subsidiaries, consolidated VIE and its subsidiary have received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings. Based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for ITP’s listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any PRC governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission or criminal offense. We have taken measures to adopt management systems for the compliance with Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the business of us, the consolidated VIE and its subsidiary and investing in our securities.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

We believe none of us, our PRC Subsidiaries, the consolidated VIE or its subsidiaries is a CIIO, and we believe that we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to go through cybersecurity review from the CAC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, as of the date of this prospectus, we, our PRC Subsidiaries, consolidated VIE and its subsidiary have not received any notice from any authorities identifying us as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. We, our PRC Subsidiaries, consolidated VIE and its subsidiary have not been required to obtain any approvals or permits from CAC. When the Cybersecurity Review Measures become effective and if the Security Administration Draft is enacted as proposed, we believe that the operations of the consolidated VIE and its subsidiary and our listing will not be affected and that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review or network data security review by the CAC, given that: (i) as a company that mainly engages in paper production and distribution, our PRC Subsidiaries, the consolidated VIE and VIE’s subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we, the consolidated VIE and its subsidiary possess personal data of fewer than one million individual clients in the business operations as of the date of this prospectus and do not anticipate that we, the consolidated VIE and its subsidiary will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject us, the consolidated VIE and its subsidiary to the Cybersecurity Review Measures; and (iii) data processed in the business of the consolidated VIE and its subsidiary is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review and network data security review in the future. During such reviews, we, the consolidated VIE and its subsidiary may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect the business, financial conditions, and results of operations of us, the consolidated VIE and its subsidiary.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

ITP is a company incorporated under the Nevada laws, and we, through Baoding Shengde, the consolidated VIE and its subsidiary, conduct substantially all of our operations in PRC and a majority of our assets are located in China. In addition, our senior executive officers are with different nationalities and reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China in the event that you believe that your rights have been infringed under the securities laws or otherwise. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as not all of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB may in the future determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong.

Our auditor, WWC, P.C., Certified Public Accountants, the independent registered public accounting firm that issued the audit report included in our annual report, an auditor of companies that are traded publicly in the United States and an U.S.-based accounting firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is based in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021.

However, our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us or any other affiliated company.

We are a holding company and may receive dividends paid by our subsidiaries established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE. In addition, ITP, its subsidiaries, the consolidated VIE and the VIE’s subsidiaries may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and VIE’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

In addition, under the Enterprise Income Tax Law of the PRC, which became effective on January 1, 2008 and its implementation rules, dividends paid to us by our PRC Subsidiaries are subject to withholding tax. The withholding tax on dividends may be exempted or reduced by the PRC State Council. Currently, the withholding tax rate is 10% unless reduced or exempted by treaty between the PRC and the tax residence of the holder of the PRC Subsidiaries.

Furthermore, if our PRC Subsidiaries, consolidated VIE and its subsidiary in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require our PRC Subsidiaries, consolidated VIE and its subsidiary to adjust their taxable income under the contractual arrangements we currently have in place in a manner that would restrict our subsidiaries’ ability to pay dividends and make other distributions to us.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

To date, our PRC Subsidiaries have not paid dividends to us out of their accumulated profits. In the near future, we do not expect to receive dividends from our PRC subsidiaries because the accumulated profits of the PRC Subsidiaries are expected to be used for their own business or expansions.

For the year ended December 31, 2022, the cash flows between IT Tech Packaging, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. We do not have an established cash management policy that dictates how funds are transferred between us, our PRC Subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

In the future, cash proceeds raised from overseas financing activities, including the offering of securities under this prospectus and any related prospectus supplement, may be transferred by ITP to our PRC Subsidiaries and other subsidiaries or the consolidated VIE and its subsidiary via capital contributions or loans, as the case may be. Amounts owed under the VIE Agreements may be returned by Baoding Shengde or the consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to the exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our PRC Subsidiaries, or the consolidated VIE by the PRC government to transfer cash.

Restrictions on currency exchange may limit our ability to receive and use the revenues of the consolidated VIE and its subsidiary effectively.

Because substantially most of revenues of the consolidated VIE and its subsidiary is denominated in RMB, restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund any business activities we may have outside China or to make dividend payments to our shareholders in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of SAFE is obtained. Although the PRC government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our PRC Subsidiaries’ capital accounts, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ’‘may,’’ ’‘will,’’ ’‘expect,’’ ’‘anticipate,’’ ’‘estimate,’’ ’‘plan,’’ ’‘believe,’’ ’‘is/are likely to’’ or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	Anticipated trends and challenges in the business and markets in which we, our PRC Subsidiaries, consolidated VIE and its subsidiary operate;

●	The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to anticipate market needs or develop new or enhanced services and products to meet those needs;

●	The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to compete in our industry and innovation by our competitors;

●	The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to protect our confidential information and intellectual property rights;

●	The need of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

●	The ability of us, PRC Subsidiaries, consolidated VIE and its subsidiary to manage growth; and

●	Economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	Subscription rights; and/or

●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of April 3, 2023, our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,065,920 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NYSE AMERICAN, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on The NYSE AMERICAN under the symbol “ITP.” The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

WARRANTS

As of April 3, 2023, we have issued and outstanding warrants to purchase up to 14,571,433  shares of our common stock, in the aggregate.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase Common Stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Common Stock at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Common Stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NYSE AMERICAN, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the debt securities, warrants, subscription rights and units and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. Certain legal matters with respect to the validity of the common stock and legal matters as to Nevada law has been passed upon for us by Sherman & Howard L.L.C.

EXPERTS

The audited consolidated financial statements as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 incorporated herein by reference from the Company’s Annual Reports on Form 10-K have been audited by WWC, P.C. Certified Accountants, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o IT TECH PACKAGING, INC., at the Company’s office located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550. The Company’s telephone number is 011- (86) 312-8698215.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.itpackaging.cn as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 24, 2023;

●	Definitive Proxy Statement on Schedule 14A filed on September 7, 2022; and

●	The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on December 11, 2009 (File No. 000- 34577), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$100,000,000

IT TECH PACKAGING, INC.

Common Stock
Debt Securities
Warrants

Subscription Rights
Units

PROSPECTUS

April 3, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by IT TECH PACKAGING, INC. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee		$11,020
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses (including blue sky services and expenses)		*
Total	$	*

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

Item 15. Indemnification of Officers and Directors

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The Company’s amended and restated articles of incorporation implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

●	The Company shall indemnify all its directors and officers to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes or any other law then in effect or as it may hereafter be amended. The Company shall indemnify each of its present and future directors and officers who becomes a party or is threatened to be made a party to any suit or proceeding, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

●	The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the foregoing actions, if such person undertakes to repay said expenses if it is ultimately determined by a court that he is not entitled to be indemnified by the Company, meaning, a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit
Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, warrants, subscription rights, debt securities or units.

4.1*	Form of specimen common stock certificate

4.2**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant.

4.3**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant.

4.4*	Form of debt securities.

4.5*	Form of warrant agreement and warrant certificate.

4.6*	Form of subscription rights agreement and subscription rights certificate.

4.7*	Form of unit certificate.

5.1****	Opinion of Loeb & Loeb LLP.

5.2****	Opinion of Sherman & Howard L.L.C.

23.1#	Consent of WWC, P.C. Certified Accountants, an independent registered public accounting firm.

23.2****	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

23.3****	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.2).

24.1****	Power of Attorney (included on signature pages to the registration statement).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to senior debt securities.

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to subordinated debt securities.

107****	Filing Fees Table.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**	Incorporated by reference to Exhibits 4.2 and 4.3, respectively, to the Registration Statement on Form S-3, Amendment No. 1 (File No. 333-223160), filed with the SEC on June 11, 2018.

***	To the extent applicable, to be filed under Form 305B2.

****	Previously filed

#	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3/A and has duly caused this Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baoding City, Hebei Province, People’s Republic of China on the 3rd day of April, 2023.

IT Tech PAckaging, INC.

By	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Zhenyong Liu	Chief Executive Officer and Chairman of the Board	April 3, 2023
Zhenyong Liu	(Principal Executive Officer)

*	Chief Financial Officer	April 3, 2023
Jing Hao	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 3, 2023
Marco Ku Hon Wai

*	Director	April 3, 2023
Wenbing Christopher Wang

*	Director	April 3, 2023
Fuzeng Liu

*	Director	April 3, 2023
LushaNiu

/s/ Zhenyong Liu
Zhenyong Liu Attorney-in-Fact